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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated December 15, 2000 on the State Farm Growth Fund, Inc., State Farm Balanced Fund, Inc., State Farm Interim Fund, Inc., and State Farm Municipal Bond Fund, Inc. in the Registration Statement (Form N-1A) of the State Farm Associates' Funds Trust and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 44 to the Registration Statement under the Securities Act of 1933 (File No. 2-27058) and in this Amendment No. 22 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-1519).


                                                       ERNST & YOUNG LLP

Chicago, Illinois
January 29, 2001